                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                    Three Months                 Three Months
                                                                    Ended March 31,             Ended March 31,
                                                                        1997                         1996

Earnings per common share and common share equivalents
 - Primary
      Weighted average common shares outstanding                       25,852,473                  15,519,742
      Weighted average common shares outstanding
          (under as if converted method)                                        -                           -
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury
          stock method)                                                   446,794                   2,174,891
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                      -                           -

                                                                 -----------------             ---------------
      Weighted average common shares and common
          share equivalents outstanding                                26,299,267                  17,694,633

                                                                 =================             ===============

      Net income                                                      $18,257,000                 $15,622,598

                                                                 =================             ===============

      Primary earnings per common share                                     $0.69                       $0.88
          and common share equivalent

                                                                 =================             ===============

                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                Three Months               Three Months
                                                               Ended March 31,          Ended March 31,
                                                                    1997                      1996

Earnings per common share and common share equivalents
- Fully Diluted
      Weighted average common shares outstanding                   25,852,473                 15,519,742
      Weighted average common shares outstanding
          (under as if converted method)                                    -                  1,148,916
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury
          stock method)                                               437,807                  2,174,891
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                          -
                                                                 -------------             --------------
      Weighted average common shares and common
          share equivalents outstanding                            26,290,280                 18,843,549
                                                                 =============             ==============

      Net income                                                  $18,257,000                $16,068,598
                                                                 =============             ==============

      Fully diluted earnings per common share                           $0.69                      $0.85
          and common share equivalent
                                                                 =============             ==============





                                      17